Exhibit 99.1
WWE Fourth Quarter 2010 EPS Projections
STAMFORD, CT., January 21, 2011 — WWE (NYSE:WWE) announced today that, based on currently available data, it believes that earnings per share for the fourth quarter, ended December 31st, 2010, will be in a range of $0.08 to $0.10. Analysts’ average estimate for fourth quarter EPS is $0.16 per share.
These results are preliminary and subject to completion and the review of the 2010 financial statements by the Company (including its Audit Committee) and its independent auditors. The Company is continuing to review its financial and operating results and actual results may differ from the earnings per share estimates contained herein. Until completion of that process, the Company is not in a position to discuss individual aspects of its financial results, which will be disclosed in the normal course. As stated in a separate press release, WWE expects to release its financial statements on February 10, 2011. It is providing this projected EPS range in advance as it expects that this would be useful information for the financial community.
WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The Company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family-friendly, PG content across all of its platforms including television programming, pay-per-view, digital media and publishing. WWE programming is broadcast in more than 145 countries and 30 languages and reaches more than 500 million homes worldwide. The Company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, Chicago, London, Shanghai, Singapore, Tokyo, Toronto and Mexico City. Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.
If you have additional questions, please contact WWE Investor Relations via e-mail at investor.relations@wwecorp.com.

Contacts:
Investors:	Michael Weitz
203-352-8642
michael.weitz@wwecorp.com

Media:	Robert Zimmerman
203-359-5131
robert.zimmerman@wwecorp.com
Trademarks: All WWE programming, talent names, images, likenesses, slogans, wrestling moves, trademarks, copyrights and logos are the exclusive property of World Wrestling Entertainment, Inc. and its subsidiaries. All other trademarks, logos and copyrights are the property of their respective owners.

Forward-Looking Statements: This news release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to maintaining and renewing key agreements, including television distribution agreements; the need for continually developing creative and entertaining programming; the continued importance of key performers and the services of Vincent McMahon; the conditions of the markets in which we compete; acceptance of the Company’s brands, media and merchandise within those markets; uncertainties relating to regulatory and litigation matters; risks resulting from the highly competitive nature of our markets; the importance of protecting our intellectual property and complying with the intellectual property rights of others; risks associated with producing live events both domestically and internationally; uncertainties associated with international markets; risks relating to our film business and any new business initiative which we may undertake; risks relating to the large number of shares of common stock controlled by members of the McMahon family; and other risks and factors set forth from time to time in Company filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated. In addition, our dividend is significant and is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends, general economic and competitive conditions and such other factors as our Board of Directors may consider relevant, including a waiver by the McMahon family of a portion of the dividends.